UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2013

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Thermo Fisher Scientific Inc. (the “Company”) has obtained additional financing in connection with its previously announced acquisition (the “Acquisition”) of Life Technologies Corporation (“Life Technologies”), pursuant to the Agreement and Plan of Merger Agreement (the “Merger Agreement”), dated April 14, 2013, among Life Technologies, the Company and Polpis Merger Sub Co., a Delaware corporation.

On November 14, 2013, the Company entered into a Subscription Agreement (the “Subscription Agreement”) for a private placement of up to 5,279,831 shares of the Company’s common stock par value $1.00 per share (the “Shares”), as described below (the “Investment”). Under the Subscription Agreement, the Company will issue to Temasek, via its wholly owned subsidiary, Maxwell (Mauritius) Pte Ltd. (the “Investor”), for gross proceeds of $500,000,000, 5,263,158 shares, at a price of $95 per share, subject to adjustment based on the Investment closing date. If the Investment closing date occurs between December 16, 2013 and March 16, 2014, the price per share will adjust to $94.85; if the Investment closing date occurs on or after March 17, 2014, the price per share will adjust to $94.70. The Company will not pay any brokerage or underwriting fees or discounts in connection with the Investment. The Investment is conditioned on the satisfaction of certain conditions contained in the Merger Agreement governing the Acquisition and the Subscription Agreement. The Investment is scheduled to close the day before the closing of the Acquisition. The Subscription Agreement automatically terminates if the Acquisition has not closed on or prior to March 31, 2014.

The Company does not expect to sell any additional equity or equity-linked securities in connection with the funding of the Acquisition.

The above description of the Subscription Agreement is qualified in its entirety by reference to the Subscription Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Based in part upon the representations of the Investor in the Subscription Agreement, the Shares were offered and sold in a private placement to the Investor without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

Cautionary Statement Regarding Forward-Looking Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions including economic conditions in the countries in which the Company and Life Technologies sell products, and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the Acquisition may not materialize as expected; the Acquisition not being timely completed, if completed at all; prior to the completion of the Acquisition, Life Technologies’ business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; difficulty retaining certain key employees; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 28, 2013, which are on file with the SEC and available in the “Investors” section of the Company’s website under the heading “SEC Filings,” and in Life Technologies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and recent current reports on Form 8-K, each of which are on file with the SEC and available in the “Investor Relations” section of Life Technologies’ website under the heading “SEC Filings”. While the Company or Life Technologies may elect to update forward-looking statements at some point in the future, each of the Company and Life Technologies specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either of the Company’s or Life Technologies’ respective views as of any date subsequent to today.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: November 15, 2013	By:	/s/ Seth H. Hoogasian
	Name:	Seth H. Hoogasian
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Subscription Agreement dated as of November 14, 2013, by and between Thermo Fisher Scientific Inc. and Maxwell (Mauritius) Pte Ltd.